Exhibit 21.1

SUBSIDIARIES OF KENEXA CORPORATION

Subsidiary of Kenexa Corporation

1.	Kenexa Technology, Inc. (a Pennsylvania corporation)

Subsidiaries of Kenexa Technology, Inc.

1.	Kenexa Technologies Private Limited (an Indian private limited company)

2.	Devon Royce, Inc. (a Pennsylvania corporation)

3.	Nextworx, Inc. (a Pennsylvania corporation)

4.	Kenexa Technology Canada Inc. (a British Columbia corporation)

5.	Kenexa Recruiter, Inc. (a Delaware corporation)

6.	Kenexa Government Solutions, Inc. (a Colorado corporation)

7.	Kenexa Puerto Rico Inc. (a Puerto Rico corporation)

8.	Kenexa Strategic Outsourcing Corporation (a Texas corporation)

9.	Kenexa BrassRing, Inc. (a Delaware corporation)

10.	Shanghai Rungie Kenexa HR Consulting Co. Ltd. (China)—Partnership

11.	Kenexa SA (Proprietary) Limited (South Africa)—Joint Venture, 51% ownership

Subsidiaries of Kenexa BrassRing, Inc.

1.	Kenexa International Limited (an Irish private limited company)

Subsidiaries of Kenexa BrassRing Holding BV

1.	Kenexa Limited (an English private limited liability company)

2.	BrassRing Canada Inc. (a Canadian corporation)

3.	Kenexa BrassRing BV (a Dutch private limited liability company, limited by shares)

4.	BrassRing GmbH Messeveranstalter und Medienagentur (a German limited liability company)

5.	Kenexa Singapore Pte Ltd. (a Singaporean private limited company)

6.	Kenexa France SARL (France)

Subsidiaries of Kenexa-Munich AV GmbH

1.	Kenexa Germany GmbH (a German limited liability company)

Subsidiaries of Kenexa International Limited

1.	Kenexa Global Services Limited (an Irish private limited company)

2.	Kenexa-Munich AV GmbH (a German limited liability company)

3.	Kenexa BrassRing Holding BV (a Dutch private limited liability company, limited by shares)

4.	Kenexa Middle East FZ LLC (a United Arab Emirates limited liability company)

5.	Kenexa Quorum Holding Ltd. (England)

Subsidiaries of Kenexa Quorum Holdings Limited

1.	Quorum International Search Limited (England)

2.	Kenexa Quorum Ltd. & Co. KG (Germany)

Subsidiaries of Quorum International Search Limited

1.	Kenexa IT Boards Limited (England)

2.	Quorum International Search d.o.o. (Croatia)

3.	Kenexa Quorum sp. Z.o.o. (Poland)

Subsidiaries of Kenexa Singapore Pte. Ltd.

1.	Kenexa Pty. Ltd. (an Australian private limited company)

2.	Kenexa BrassRing Asia Pacific Limited (a Hong Kong private company limited by shares)

3.	Kenexa Japan K.K. (a Japanese limited company)

Subsidiaries of Kenexa Technologies Private Limited

1.	Kenexa Technologies Sdn. Bhd. (a Malaysian private limited company, limited by shares)

Subsidiaries of Kenexa Limited

1.	Kenexa Testing Limited (a United Kingdom private limited company)

2.	BrassRing Limited (a United Kingdom private limited company)